UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on February 21, 2012, ZaZa Energy Corporation (“we,” “our” or the “Company”) issued and sold Senior Secured Notes due 2017 (the “Senior Secured Notes”) in the aggregate principal amount of $100,000,000 and warrants to purchase shares of the Company’s common stock pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) with MSDC ZEC Investments, LLC, Senator Sidecar Master Fund LP, O-CAP Offshore Master Fund, L.P., O-CAP Partners, L.P., Capital Ventures International, Talara Master Fund, LTD., Blackwell Partners, LLC, Permal Talara LTD. and Winwill Investments LLC (collectively, the “Purchasers”).  The Purchasers currently hold $15 million in aggregate principal amount of our Senior Secured Notes and warrants to purchase 27,433,244 shares of our common stock.  On March 14, 2014, after consultation with its independent accountants, the Company exchanged signatures pages with certain of the Purchasers in order to make effective Amendment No. 6 to the Securities Purchase Agreement (“Amendment No. 6”).  Amendment No. 6 amended the Securities Purchase Agreement so that the same relief that the Company received from the “going concern” requirements for its fiscal year 2012 financial statements would also apply to the Company’s fiscal year 2013 financial statements.

Item 7.01 Regulation FD Disclosure.

On March 20, 2014, the Company issued a press release announcing its entry into the Amendment (defined below).  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 8.01 Other Events.

As previously reported, on March 7, 2014, we entered into an amendment (the “Amendment”) to that certain Third Amendment and Second Restatement of Joint Exploration and Development Agreement by and among the Company, ZaZa Energy, LLC, a wholly-owned subsidiary of the Company, and EOG Resources, Inc. (the “counterparty”) pursuant to which we agreed to assign to the counterparty approximately 9,600 net acres, which represents a 75% working interest in our remaining Phase III acreage, in exchange for cash consideration of approximately $4.7 million and the carry by the counterparty of our share of future drilling and completion costs in an aggregate amount up to approximately $9.2 million.  Additionally, the counterparty committed to drill two additional test wells, with drilling on the first of such wells to commence by July 1, 2014.  On March 18, 2014, the Company consummated the transactions contemplated by the Amendment.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2014

ZaZa Energy Corporation

By:	/s/ Todd A. Brooks
Todd A. Brooks
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 20, 2014